UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street, 25th Floor, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we,” “us,” “our” or the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)

On February 21, 2014, our Board of Directors approved the following changes regarding our executive officers, all of which changes are to be effective on March 4, 2014:

(1)	Gil Borok will relinquish the title of Chief Financial Officer of the Company in connection with the appointment of James R. Groch to such position (as described below) and become the Company’s Deputy Chief Financial Officer and Chief Accounting Officer.

(2)	Arlin E. Gaffner will relinquish the title of Chief Accounting Officer in connection with the appointment of Mr. Borok to such position and become the Company’s Chief Financial Officer—Americas.

(c)

On February 21, 2014, our Board of Directors approved the following changes regarding our executive officers, all of which changes are to be effective on March 4, 2014:

(1)	Mr. Groch, age 52, will become the Company’s Chief Financial Officer and Global Director of Corporate Development. Mr. Groch will have served as our Global Chief Investment Officer and Executive Vice President, Strategy and Corporate Finance from January 2009 until March 2014. From 2006 to 2009, he served as the Chief Investment Officer, President of Funds and Investment Management and Director of Corporate Finance of our subsidiary, Trammell Crow Company; he served in the Chief Investment Officer role at Trammell Crow Company from 1998 and added the roles of President of Funds and Investment Management and Director of Corporate Finance from 2000 until our acquisition of Trammell Crow Company in December 2006. From 1997 to 1998, Mr. Groch served as Trammell Crow Company’s President of Development and Investments for the Eastern U.S. and was Managing Director of Trammell Crow Northeast from 1991until 1997. In 1988, Mr. Groch became a partner in Trammell Crow Company after joining that company three years earlier. Mr. Groch holds a B.A. of Economics from Dickenson College and a M.B.A. from Darden School of Business at the University of Virginia.

Mr. Groch received a distribution of $207,245 in 2013 on a pre-existing investment in one of our sponsored investment products. Mr. Groch’s investment was made on the same terms and conditions as those available to unaffiliated outside investors.

(2)	Mr. Borok, age 46, will become the Company’s Deputy Chief Financial Officer and Chief Accounting Officer. Mr. Borok has served as an Executive Vice President of the Company since October 2002 and will have served as our Chief Financial Officer from March 2010 until March 2014. He previously served as our Chief Financial Officer—Americas from March 2009 to March 2010 and as our Chief Accounting Officer from January 2007 until March 2010. He also served as our Interim Chief Financial Officer from December 2008 to March 2009 and as our Global Controller from October 2002 to January 2007. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California. He holds a B.A. from the University of Pittsburgh and a M.B.A. from the Anderson School at the University of California, Los Angeles.

See subsection (e) below for a description of certain arrangements related to the appointments of Messrs. Groch and Borok.

(e)

Effective February 21, 2014, the Compensation Committee of the Board of Directors established base salaries, performance award targets and long-term incentive award targets for 2014 for the named executive officers listed below whose compensation was disclosed in our 2013 Proxy Statement.

Name	Base Salary	Performance Award Target	Long-Term Incentive Award Target
Robert E. Sulentic (1)
President and Chief Executive Officer	$900,000	1,350,000	3,750,000
James R. Groch (1), (2)
Chief Financial Officer and Global Director of Corporate Development	$700,000	1,000,000	2,700,000
Michael J. Lafitte
Chief Operating Officer	$600,000	950,000	2,220,000
Calvin W. Frese, Jr.
Chief Executive Officer—Americas	$600,000	900,000	2,160,000
Gil Borok (1), (3)
Deputy Chief Financial Officer and Chief Accounting Officer	$550,000	485,000	460,000(4)

(1)	The Company changed this executive officer’s compensation for 2014 relative to 2013.
(2)	As described above, Mr. Groch was appointed to this position by our Board of Directors on February 21, 2014, with such appointment to be effective on March 4, 2014. Until he assumes the new role, Mr. Groch continues to serve as our as our Global Chief Investment Officer and Executive Vice President, Strategy and Corporate Finance.
(3)	As described above, Mr. Borok was appointed to this position by our Board of Directors on February 21, 2014, with such appointment to be effective on March 4, 2014. Until he assumes the new role, Mr. Borok continues to serve as our Chief Financial Officer.
(4)	Mr. Borok will also receive a one-time equity retention grant with a grant date fair value of approximately $1,500,000, which award will vest in full on March 4, 2017, subject to his continuous employment through that date.

The Company will provide additional information regarding the compensation awarded to its named executive officers for the year ended December 31, 2014 in the Proxy Statement for the Company’s 2015 annual meeting of stockholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014		CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer